UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	March 4, 2016 (March 1, 2016)

ATLANTIC AMERICAN CORPORATION
(Exact name of registrant as specified in its charter)

Georgia	0-3722	58-1027114
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

4370 Peachtree Road, N.E., Atlanta, Georgia	30319
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(404) 266-5500

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 1, 2016, the Board of Directors (the “Board”) of Atlantic American Corporation (the “Company”) approved certain amendments to the Company’s Restated Bylaws (as amended, the “Bylaws”).  The amendments primarily clarify certain ministerial or administrative matters within the Bylaws, including as they relate to: (i) requirements pertaining to shareholder meetings, including notice requirements, the voting standard for the election of directors, and adjournment procedures; (ii) language regarding the size of the Board requirements regarding filling of vacancies on the Board; (iii) the Board’s authority to determine director compensation; (iv) requirements for meetings of the Board, including procedures for notice and waiver of notice; and (v) the treatment of vacant officer positions.

In addition, the amendments made certain changes to the Bylaws to more closely track the provisions of the Georgia Business Corporation Code, including relating to the time period for the calculation of record dates, indemnification provisions, and the authority of the Executive Committee of the Board.  Pursuant to the Bylaws as amended, the Company has also adopted Georgia as the exclusive forum for the adjudication of certain legal proceedings.

In addition to the amendments summarized above, the Bylaws were amended to include other miscellaneous updates and conforming changes designed to enhance clarity and effect technical corrections, as well as to make other non-substantive changes.

The foregoing summary of the Bylaws included is qualified in its entirety by reference to the Company’s Restated Bylaws, as amended, which are attached hereto as Exhibit 3.1 and are incorporated herein by reference.

Item 8.01	Other Events

On March 4, 2016, the Company issued a press release announcing the declaration of its regular annual cash dividend.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Number	Name
3.1	Restated Bylaws of Atlantic American Corporation, as amended
99.1	Press release dated March 4, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLANTIC AMERICAN CORPORATION

	By:	/s/ John G. Sample, Jr.
John G. Sample, Jr.
Senior Vice President, Chief Financial Officer and Secretary

Date: March 4, 2016

EXHIBIT INDEX

Number	Name
3.1	Restated Bylaws of Atlantic American Corporation, as amended
99.1	Press release dated March 4, 2016